UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 7, 2017

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices)

(301) 417-4364

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the 2010 Incentive Stock Plan

On September 7, 2017, the stockholders of Synthetic Biologics, Inc. (the “Company”) approved an amendment to the Synthetic Biologics, Inc. 2010 Stock Incentive Plan (the “Plan”) to increase the total number of shares of stock that the Company has the authority to issue from 14,000,000 to 17,500,000. The amendment to the Plan became effective upon such stockholder approval (see Item 5.07 below). A description of the Plan is set forth in the Company’s definitive proxy statement, dated July 18, 2017 (the “Proxy Statement”), for its 2017 Annual Meeting of Stockholders (the “Annual Meeting”), in the section captioned “Proposal 5. Approval Of An Amendment To Our 2010 Stock Incentive Plan To Increase The Number Of Shares Of Common Stock That We Will Have Authority To Grant Under the Plan From 14,000,000 To 17,500,000,” which is incorporated herein by reference and qualified in its entirety by reference to a copy of the Plan (as amended) attached to the Proxy Statement as Appendix B.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 7, 2017, the Company filed a Certificate of Amendment to its Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada which increased its authorized number of shares of common stock from 250,000,000 to 350,000,000.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 7, 2017, the Company held its Annual Meeting, at which a quorum was present.  At the Annual Meeting, stockholders of record as of the close of business on July 13, 2017 voted on the following proposals and cast their votes as described below. These matters are described in detail in the Proxy Statement.

The number of votes cast for and against and if applicable, the number of withheld/abstentions and broker non-votes with respect to each matter voted upon, are set forth below.

Proposal 1 – Election of Directors.

The following four individuals were elected as directors, to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified with the following votes:

Name of Director	Votes For	Withheld	Broker Non-Votes
Jeffrey J. Kraws	29,636,063	10,782,191	58,450,561
Jeffrey Riley	36,724,677	3,693,577	58,450,561
Scott L. Tarriff	29,609,872	10,808,382	58,450,561
Jeffrey Wolf	29,649,618	10,768,636	58,450,561

Proposal 2 – Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

The stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
91,329,290	7,018,077	521,448	0

Proposal 3 – Approval of an amendment to our articles of incorporation, as amended (the “Articles of Incorporation”) to increase the number of shares of common stock, $0.001 par value per share that we will have authority to issue from 250,000,000 to 350,000,000 (the “Authorized Share Increase”).

The stockholders approved the amendment to the Company’s Articles of Incorporation based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
76,010,084	22,153,596	705,134	0

Proposal 4 – Approval of an adjournment of the Annual Meeting of Stockholders, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3.

The stockholders approved a resolution to adjourn the Annual Meeting of Stockholders to solicit additional proxies if there were not sufficient votes in favor of Proposal 3 based on the votes listed below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
78,962,222	18,337,493	1,569,098	0

Proposal 5 – Approval of an Amendment to the Company’s 2010 Stock Incentive Plan, to increase the number of shares of common stock that it will have the authority to grant under the Plan from 14,000,000 to 17,500,000.

The stockholders approved the amendment to the Company’s 2010 Stock Incentive Plan based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,061,608	14,071,690	284,956	58,450,561

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Certificate of Amendment to the Articles of Incorporation*

Exhibit 10.1	Synthetic Biologics, Inc. 2010 Stock Incentive Plan, as amended (incorporated by reference to Appendix B to the Definitive Proxy Statement filed with the Securities and Exchange Commission on July 18, 2017).

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2017

SYNTHETIC BIOLOGICS, INC.

By:	/s/ Steven Shallcross
Name:	Steven Shallcross
Title:	Chief Financial Officer